EXHIBIT 99.1

Microsoft Agrees to Acquire Vicinity Corporation to Extend Value
Of Location-Based Technology for Customers and Developers

Vicinity Talent and Technology Prove a Close Fit With MapPoint .NET Vision
 For Location-Based Services, Reinforce Microsoft’s .NET Strategy

REDMOND, Wash. — Oct. 22, 2002 — Microsoft Corp. today announced that it has entered a definitive agreement to acquire Vicinity Corporation. (Nasdaq “VCNT”), a leading provider of location-based technology solutions, in a transaction valued at approximately $96 million.  By combining key assets and working in tandem, the two companies aim to more quickly and effectively design, build and deliver enhanced Microsoft® MapPoint® ..NET platforms, tools and solutions that let customers take full advantage of location-enabled applications.

The transaction is expected to be completed before the end of first quarter of 2003 and will result in Vicinity being merged with the MapPoint Business Unit at Microsoft.  Both Microsoft and Vicinity expect an integration road map that helps assure customers, developers and third-party vendors of uninterrupted services and a seamless transition.

Vicinity is a pioneer in developing and implementing location-based services technology, with years of understanding customer needs and end-user experiences.  Microsoft, with its MapPoint .NET platform, has delivered a flexible, Internet-standards-based platform for location-based services. The acquisition blends the strengths of two companies with complementary goals, resources and platforms as well as mutual enthusiasm for the benefits of location-enabling applications.

“Our combined strengths will put us in a better position to deliver the benefits of location in the widest range of enterprise and consumer applications,” said Ted Johnson, Corporate Vice President at Microsoft. “Vicinity’s extensive experience in providing end-to-end solutions and value-added services perfectly complements Microsoft’s MapPoint .NET XML Web services platform, Microsoft® technology assets in related areas including business intelligence and CRM, and the strong Microsoft independent software vendor and solutions provider channel. This acquisition will accelerate the adoption of location-based technology as a valuable ingredient of mainstream enterprise application development. And by enlarging our scope to encompass a .NET infrastructure, we can offer customers a broader variety of contexts in which location-based technology is deployed.”

“Over the past seven years, our premier customers have been demanding integrated location-based services in addition to online store locator and mapping solutions, validating the growing market demand,” said Chuck Berger, President and CEO of Vicinity. “We are committed to uninterrupted service for customers and to bringing near-term value to shareholders. We look forward to working with Microsoft because it provides great focus on research and development, operations infrastructure, professional support and services. These are elements that must be in place for customers to have a clear path to compelling new location-based applications and services.”

“Vicinity has built a tremendous asset, particularly around its innovative thinking and customer-focused approach,” said Michael Graff, General Manager of the MapPoint Business Unit at Microsoft. “We look forward to working together to drive deeper and broader adoption of location-enhanced applications and services.”

Terms of Acquisition

The transaction is structured as a cash merger, in which Vicinity shareholders will receive $3.33 in cash in exchange for each share of Vicinity common stock. The transaction is subject to regulatory review and requires the approval of Vicinity shareholders holding a majority of outstanding shares. Consummation of the transaction is subject to customary closing conditions, including Vicinity shareholder approval and approval of the relevant antitrust authorities. Certain shareholders of Vicinity holding approximately 30 percent of Vicinity’s outstanding shares have agreed to support and vote in favor of the proposed transaction at the meeting of Vicinity shareholders to be convened to consider the transaction.

About Vicinity

Vicinity provides technology-based solutions that enable businesses and governments to market the local availability of their products and services. Using Web, wireless and speech platforms, Vicinity offers a comprehensive portfolio of application services and application programming interfaces (APIs) that allow enterprises to analyze and direct their customers to a brick-and-mortar store, branch or outlet near them that offers the specific product or service they are seeking. Vicinity was established in 1995 and is headquartered in Sunnyvale, Calif.

About Microsoft

Founded in 1975, Microsoft (Nasdaq “MSFT”) is the worldwide leader in software, services and Internet technologies for personal and business computing. The company offers a wide range of products and services designed to empower people through great software — any time, any place and on any device.

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Microsoft and MapPoint are either registered trademarks or trademarks of Microsoft Corp. in the United States and/or other countries. The names of actual products and services mentioned herein may be the trademarks of their respective owners.

For more information, press only:

Erica Garver, Waggener Edstrom for Microsoft, (503) 443-7000, ericag@wagged.com
Umran Hassan, Waggener Edstrom for Microsoft, (503) 443-7000, umranh@wagged.com
Rapid Response Team, Waggener Edstrom for Microsoft, (503) 443-7070, rrt@wagged.com

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Transactional and Business Risks and Forward-Looking Statements

This press release contains forward-looking statements, including statements relating to the acquisition by Microsoft of Vicinity, the timing of closing of that transaction, the future business outlook for Vicinity and the Microsoft MapPoint .NET Business Unit, the benefits of the combination of the two businesses, and trends in business conditions. Statements regarding future events are based on Vicinity’s current expectations and are necessarily subject to associated risks related to, among other things, obtaining shareholder and regulatory approval of the merger, the potential impact on the business of Vicinity due to uncertainty about the merger, the ability of the parties to successfully execute their integration strategies or achieve planned synergies, the speed which with the market for location-based services develops, the combined company’s ability to expand into new markets, and retention of key employees. If the acquisition were to fail to close, Vicinity’s business, operations and financial condition, and its ability to retain its customers, suppliers and employees, could be materially and adversely affected. In light of these risks, there can be no assurance that the forward-looking statements contained in this press release will in fact be realized. Actual events or results may differ materially.

The statements made in this press release above represent companies’ views as of the date of this press release, and it should not be assumed that the statements made herein remain accurate as of any future date. Vicinity does not presently intend to update these statements and undertakes no duty to any person to affect any such update under any circumstances, except as otherwise required by law.

For a further discussion of risks associated with the Vicinity’s business, please see the discussion under the caption, “Factors That May Affect Future Results” in our Transition Report on Form 10-K for the transition period from Aug. 1, 2001, to June 30, 2002, and the other reports that have been filed by Vicinity with the Securities and Exchange Commission. These reports may be accessed through the EDGAR database maintained by the SEC at http://www.sec.gov/.